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                                                                    Exhibit 4(j)

Warrant No. __________                                         __________ Shares





         NO SALE, OFFER OR TRANSFER OF THIS WARRANT OR THE SHARES ISSUABLE UPON EXERCISE THEREOF SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO SUCH TRANSACTION IS THEN IN EFFECT OR THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.


THIS WARRANT WILL BE VOID AFTER 5:00 P.M., NEW YORK TIME, ON DECEMBER 17, 1999

                                     WARRANT
                     TO SUBSCRIBE FOR AND PURCHASE SHARES OF
                                 COMMON STOCK OF

                      U.S. ALCOHOL TESTING OF AMERICA, INC.


         This certifies that, for value received, _____________________________ (hereinafter called the "Holder"), or registered assigns, is entitled, at any time or from time to time at or after the earlier of December 18, 1996 or the effective date of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares issuable upon the exercise of this Warrant (the "Commencement Date") and at or before 5:00 P.M., New York time, on December 17, 1999 (the "Expiration Date"), to subscribe for and purchase an aggregate of _________________ fully paid and non-assessable shares of the common stock, $.01 par value (the "Common Stock"), of U.S. Alcohol Testing of America, Inc., (hereinafter called the "Corporation") at a purchase price of $2.00 per share (the "Purchase Price"), subject to adjustment as provided in Section 3 hereof, payable in lawful money of the United States of America, upon surrender of this Warrant and payment of the Purchase Price to the Corporation at its principal office (currently 10410 Trademark Street, Rancho Cucamonga, California 91730) or at such other place as the Corporation may designate by written notice to the Holder.

         The Warrant evidenced hereby is one of a duly authorized series of warrants to purchase an aggregate of not more than 2,000,000 shares of the Common Stock (such warrants and this Warrant being collectively referred to herein as the "Warrants") to be issued to the purchasers in a private placement initiated by the Corporation pursuant to Regulation D under the Securities

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Act and pursuant to a Confidential Private Placement Memorandum dated November
27, 1995 (the "Memorandum").

1.       Exercise

         The Warrant evidenced hereby may be exercised from time to time, in whole or in part, from the Commencement Date until the Expiration Date, provided that in no event may any fractional share of the Common Stock be issued. In the event that a fractional share would otherwise be issued as a result of any adjustment made pursuant to Section 3 hereof or otherwise, payment for such fractional share shall be made on the basis of the Market Price on the date of exercise. For the purpose of this Section 1, the term "Market Price" shall mean
(a) if the Common Stock is traded on a national securities exchange or on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System, the closing sales price (or, if no sales on that day, the high bid price) or (b) if the Common Stock is not traded as provided in subsection (a), the closing bid price as reported in the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD") or in the pink sheets by the National Quotation Bureau, Inc.

         Upon any exercise of the Warrant evidenced hereby, the form of election to purchase set forth as Exhibit A hereto shall be properly completed, executed and delivered to the Corporation, together with full payment to the Corporation of the Purchase Price for the shares as to which the Warrant is exercised by certified check or bank draft. In the event that there is only a partial exercise of the Warrant evidenced hereby, there shall be issued to the Holder a new Warrant Certificate, in all respects similar to this Warrant Certificate, evidencing the number of shares of the Common Stock still available for exercise.

         Upon receipt of full payment and properly completed documentation, the Corporation shall then cause the Transfer Agent for the Common Stock to issue fully paid and nonassessable shares of the Common Stock as are represented by the exercise.

         If this Warrant shall be surrendered upon exercise within any period during which the transfer books for the Common Stock are closed for any purpose, the Corporation shall not be required to make delivery of certificates for shares of the Common Stock until the date of the reopening of said transfer books.

2.       Expiration Date

         The Warrant evidenced hereby may not be exercised before the Commencement Date or after the Expiration Date with respect to the shares of the Common Stock as to which the Warrant may be exercised and, to the extent not exercised by the Expiration Date, the Warrant evidenced hereby shall become void.

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3.       Adjustments

         Subject to the provisions of this Section 3, the Purchase Price and the shares of the Common Stock as to which the Warrant may be exercised shall be subject to adjustment from time to time as hereinafter set forth:

                  (a) If at any time, or from time to time, the Corporation shall, by subdivision, consolidation, or reclassification of shares, or otherwise, change as a whole the outstanding shares of the Common Stock into a different number or class of shares, the number and class of shares so changed shall replace the shares outstanding immediately prior to such change and the Purchase Price and the number of shares purchasable under the Warrants immediately prior to the date on which such change shall become effective shall be proportionately adjusted.

                  (b) Irrespective of any adjustments or change in the Purchase Price or the number of securities actually purchasable under the Warrants, the Warrants theretofore and thereafter issued may continue to express the exercise price and the number of securities purchasable thereunder as the Purchase Price and the number of securities purchasable were expressed in the Warrants when initially issued.

                  (c) If at any time while the Warrants are outstanding, the Corporation shall consolidate with, or merge into, another corporation, firm or entity, or otherwise enter into a form of business combination, the holders of the Warrants shall thereafter be entitled upon exercise thereof to purchase, with respect to each security purchasable thereunder immediately prior to the date on which such consolidation or merger or other form of business combination shall become effective, the securities or property to which a holder of one such security would have been entitled upon such consolidation or merger or other form of business combination, without any change in, or payment in addition to, the Purchase Price in effect immediately prior to such consolidation or merger or other form of business combination, and the Corporation shall take such steps in connection with such consolidation or merger or other form of business combination as may be necessary to assure that all the provisions of the Warrants shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of the Warrants.

                  (d) The Board of Directors of the Corporation, in its discretion, may, at any time during the exercise period of the Warrants, extend the exercise period or reduce the Purchase Price for all Warrants then outstanding.

                  (e) Upon the happening of any event requiring the adjustment of the exercise price hereunder, the Corporation shall forthwith give written notice thereof to each registered holder of the Warrants stating the adjusted Purchase Price and the adjusted number of securities purchasable upon the exercise thereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The certificate of the Corporation's independent public accountants shall be conclusive evidence of the correctness of any computation made hereunder.


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4.       Notice to Holder

         Nothing contained herein shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of shareholders for the election of directors of the Corporation or any other matter, or any other rights whatsoever as a stockholder of the Corporation; provided, however, that in the event that:


                  (a) the Corporation shall take action to make any distribution (other than cash dividends payable out of earnings or earned surplus) on the Common Stock;

                  (b) the Corporation shall take action to offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights or securities convertible into the Common Stock;

                  (c) the Corporation shall take action to accomplish any capital reorganization, or reclassification of the capital stock of the Corporation (other than a change in par value, or a change from par value to no par value, or a change from no par value to par value, or a subdivision or combination of the Common Stock), or a consolidation or merger of the Corporation into, or a sale of all or substantially all of its assets to, another corporation; or

                  (d) the Corporation shall take action looking to a voluntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of such cases, the Corporation shall, (x) at least 10 days prior to the date on which the books of the Corporation shall close or a record date shall be taken for such distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, cause notice thereof to be sent to the Holder at the address appearing on the Warrant register of the Corporation and, (y) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, cause at least 10 days' prior written notice of the date when the same shall take place to be given to the Holder in the same manner. Such notice in accordance with the foregoing clause (x) shall also specify, in the case of any such distribution or subscription rights, the date on which the holders of the Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (y) shall also specify the date on which the holders of the Common Stock shall be entitled to exchange their shares of the Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Failure to give such notice or any defect therein shall not affect the legality or validity of any of the matters set forth in this Section 4 inclusive.

5.       Duty to Register Underlying Shares



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         The Corporation agrees, at its expense, as soon as is reasonably practicable, but not earlier than six months after the date of the last of the Subsequent Closing Dates as such term is defined in the Memorandum, to prepare and file a registration statement under the Securities Act (the "Registration Statement") with respect to its offer of the shares of the Common Stock issuable upon the exercise of the Warrants and thereafter to use its best efforts (a) to have such Registration Statement declared effective and (b) to have available for delivery by the Corporation to the Holder at all times thereafter a prospectus relating to the issuance of the shares of the Common Stock issuable upon the exercise of the Warrants which complies with Section 10(a)(3) of the Securities Act.

         The Holder, by his, her or its acceptance of this Warrant, acknowledges that neither the Warrant nor the shares of the Common Stock issuable upon exercise thereof have been registered under the Securities Act and, accordingly, represents and warrants to the Corporation that he, she or it is acquiring the Warrant for investment and not with a view to, or in connection with, any distribution thereof. The holder further represents and warrants that, if a registration statement under the Securities Act is not effective with respect to the underlying shares at the time of exercise, the Holder will acquire the shares of the Common Stock for investment and not with a view to, or in connection with, any distribution thereof.

6.       Transfers and Exchanges

         The Corporation shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the Corporation for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Corporation. Warrants so canceled shall be delivered to the Corporation from time to time upon request. Warrants may be exchanged at the option of the holder thereof, when surrendered at the office of the Corporation, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the rights to purchase a like number of shares. Anything in this Section 6 to the contrary notwithstanding, no transfer shall be made if such transfer would violate Section 5 of the Securities Act.

7.       Payment of Taxes

         The Corporation will pay any documentary stamp taxes attributable to the initial issuance of the Common Stock issuable upon the exercise of the Warrants; provided, however, that the Corporation shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for the Common Stock in a name other than that of the registered holder of the Warrant in respect of which such shares are issued, and in such case the Corporation shall not be required to issue or deliver any certificates for the Common Stock or any Warrant for remaining shares until the person requesting the same has paid to the Corporation the amount of such tax or has established to the Corporation's satisfaction that such tax has been paid.



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8.       Mutilated or Missing Warrants

         In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Corporation may in its discretion issue and deliver in exchange and substitution for, and upon cancellation of, the mutilated Warrant, or in lieu of, and in substitution for, the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Corporation of such loss, theft or destruction of such Warrant. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such reasonable charges as the Corporation may prescribe.

9.       Reserve

         The Corporation covenants and agrees that, from time to time, there will be authorized and available for delivery a sufficient number of its shares of the Common Stock or other securities into which the Warrants are then exercisable to permit the exercise of all of the Warrants at the time outstanding as and when the certificates shall, from time to time, be deliverable in accordance with Section 1 hereof. In the event that there are insufficient shares or other securities for such purpose, the Corporation shall use its best efforts to seek stockholder approval for an Amendment to the Corporation's Certificate of Incorporation and/or to take such other action as is necessary or appropriate to cause such shares or other securities to be authorized.

10.      Governing Law

         The Warrant evidenced hereby shall be construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in that State, without giving effect to any principles of conflicts of laws.

         IN WITNESS WHEREOF, U.S. Alcohol Testing of America, Inc. has caused this Warrant to be signed manually by a duly authorized officer of the Corporation.




                                                  By: __________________________


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                                    EXHIBIT A

                              ELECTION TO PURCHASE

To U.S. Alcohol Testing of America, Inc.

- ---------------------------------------------
- ---------------------------------------------
- ---------------------------------------------

         The undersigned hereby irrevocably elects to exercise the Warrant represented by the within Warrant Certificate to purchase shares of the Common Stock issuable upon the exercise of the Warrant and requests that certificates for such shares shall be issued in the name of

- -----------------------------------------------------------------
                                     (Name)

- -----------------------------------------------------------------
                                    (Address)

- -----------------------------------------------------------------
                                (Taxpayer number)

and be delivered to
                    ---------------------------------------------
                                     (Name)

at
   --------------------------------------------------------------
                                    (Address)

and, if said number of shares of the Common Stock shall not be all the shares of the Common Stock evidenced by the within Warrant Certificate, that a new Warrant Certificate for the balance remaining of such said shares be registered in the name of

- -----------------------------------------------------------------
                                     (Name)

- -----------------------------------------------------------------
                                    (Address)

- -----------------------------------------------------------------
                                (Taxpayer number)

and delivered to the undersigned at the address below stated.



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
Dated:                  19
      ----------------,   --
Name of holder of Warrant Certificate:

- -----------------------------------------------------------------
                                 (please print)

- -----------------------------------------------------------------
                                    (Address)

- -----------------------------------------------------------------
                                   (Signature)

                                    Note:   The above signature must correspond
                                            with the name as written upon the
                                            face of this Warrant Certificate in
                                            every particular, without alteration
                                            or enlargement or any change
                                            whatever.









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
                                   ASSIGNMENT

                    (to be executed by the registered holder
                   to effect a transfer of the within Warrant)



FOR VALUE RECEIVED

hereby sells, assigns and transfers unto _______________________________________

________________________________________________________________________________
                                     (Name)

________________________________________________________________________________
                                    (Address)

________________________________________________________________________________

the right to purchase the __________ shares of Common Stock evidenced by this Warrant, and does hereby irrevocably constitute and appoint
_________________________________ to transfer the said right on the books of the Corporation, with full power of substitution.


Dated: _______________________



                                             ___________________________________
                                             (Signature)



Notice: The signature to this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a bank, other than a savings bank or trust company, having an office or correspondent in New York, or by a firm having membership on a registered national securities exchange or in the NASD.




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